SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)                July 18, 1994

                         Northern States Power Company
    (Exact name of registrant as specified in its charter)


                                Minnesota
        (State or other jurisdiction of incorporation)


            1-3034                                       41-0448030
(Commission File Number)                  (IRS Employer Identification No.)


414 Nicollet Mall, Mpls, MN                                        55401
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code            612-330-5500



 (Former name of former address, if changed since last report)



Item 5.   Other Events


On July 18, 1994, Michigan Cogeneration Partners Limited Partnership (MCP), a joint venture between subsidiaries of NRG Energy, Inc., a wholly owned subsidiary of Northern States Power Company (NSP), and Cogentrix Energy, Inc. reached an agreement with Consumers Power Company (Consumers), an electric utility headquartered in Jackson, Michigan, to terminate the power sales contract related to a 65 megawatt cogeneration facility being developed by MCP in Parchment, Michigan. The MCP project would have provided electricity to Consumers and steam to a James River Paper Company, Inc. facility. The agreement to terminate the contract, among other terms, requires Consumers to pay MCP $29,750,000. Since the contract was initiated in 1987, many factors changed in Consumers' electric supply options, and other sources became more attractive for its customers. NSP management expects the agreement will have a positive financial impact in its 1994 financial results, but the final impact will not be known until all costs associated with the contract termination are identified.



                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Northern States Power Company
                                              (a Minnesota Corporation)


                                              By (Jackie A. Currier)
                                                 Jackie A. Currier
                                                 Vice President & Treasurer



Dated: August 3, 1994